As filed with the Securities and Exchange Commission on April 12, 2024

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

_____________________

Vinci Partners Investments Ltd.

(Exact name of registrant as specified in its charter)

The Cayman Islands		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
Av. Bartolomeu Mitre, 336 Leblon – Rio de Janeiro Brazil 22431-002 +55 (21) 2159-6240
(Address of principal executive offices, including zip code)

_____________________

Vinci Partners Investments Ltd. 2024 Stock Option Plan (Full title of the plan)

Vinci Partners USA, LLC 780 Third Avenue, 25th Floor New York, NY 10017 (646) 559-8000
(Name, address and telephone number, including area code, of agent for service)

_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION

Pursuant to General Instruction E to Form S-8, Vinci Partners Investments Ltd. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register additional Class A common shares, par value US$0.00005 per share, for issuance under the Vinci Partners Investments Ltd. 2024 Stock Option Plan, as amended. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on January 26, 2024 (Registration No. 333-276712).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)       The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2022 (Registration No. 001-39938), filed with the Commission on April 18, 2023; and

(b)       The Current Reports on Form 6-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since January 26, 2024.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
5.1*	Opinion of Harney Westwood & Riegels, Cayman Islands Counsel of Vinci Partners Investments Ltd., as to the validity of the securities being registered.
23.1*	Consent of PricewaterhouseCoopers Auditores Independentes Ltda.
23.2*	Consent of Harney Westwood & Riegels, Cayman Islands Counsel of Vinci Partners Investments Ltd. (included in Exhibit 5.1)
24*	Power of Attorney (included on signature page).
99.1	Vinci Partners Investments Ltd. 2024 Stock Option Plan, as amended.
107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rio de Janeiro, Brazil, on this April 12, 2024.

Vinci Partners Investments Ltd.

By:	/s/ Sergio Passos Ribeiro
	Name:	Sergio Passos Ribeiro
	Title:	Chief Operating Officer & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Alessandro Monteiro Morgado Horta, Sergio Passos Ribeiro and Julya Wellisch, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Vinci Partners Investments Ltd. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alessandro Monteiro Morgado Horta	Chief Executive Officer and Director (principal executive officer)	April 12, 2024
Alessandro Monteiro Morgado Horta

/s/ Sergio Passos Ribeiro	Chief Financial Officer and Chief Operating Officer (principal financial and accounting officer)	April 12, 2024
Sergio Passos Ribeiro

/s/ Gilberto Sayao Da Silva	Chairman	April 12, 2024
Gilberto Sayao Da Silva

/s/ Paulo Fernando Carvalho De Oliveira	Director	April 12, 2024
Paulo Fernando Carvalho De Oliveira

/s/ Ana Marta Horta Veloso	Director	April 12, 2024
Ana Marta Horta Veloso

/s/ Rogério Ladeira Furquim Werneck	Director	April 12, 2024
Rogério Ladeira Furquim Werneck

/s/ Lywal Salles Filho	Director	April 12, 2024
Lywal Salles Filho

/s/ Guilherme Stocco Filho	Director	April 12, 2024
Guilherme Stocco Filho

/s/ Sonia Aparecida Consiglio	Director	April 12, 2024
Sonia Aparecida Consiglio
/s/ Peter Ogilvie	Director	April 12, 2024
Peter Ogilvie

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Vinci Partners Investments Ltd., has signed this Registration Statement in New York, New York, on April 12, 2024.

Vinci Partners USA, LLC

By:	/s/ Julya Wellisch
	Name:	Julya Wellisch
	Title:	Attorney-in-Fact